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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         Sproule Associates, Inc., does hereby consent to the use of its reports relating to the proved oil and gas reserves of GMX RESOURCES INC. and to the reference to the firm as an expert in a registration statement filed by GMX RESOURCES INC. with respect to an additional 937,500 shares of Common Stock being registered in connection with the offering described in its prior Registration Statement No. 333-63586.


                                            SPROULE ASSOCIATES, INC.


                                             By: /s/ L.S. O'Connor
                                                 -------------------------------

July 19, 2001